                                                                   EXHIBIT 10.47

              NOTE AND MORTGAGE MODIFICATION AND SPREADER AGREEMENT
              -----------------------------------------------------



              NOTE AND MORTGAGE MODIFICATION AND SPREADER AGREEMENT, dated as of December 29, 1995, between KENVIC ASSOCIATES ("Mortgagor"), a New York
                                                  ---------
general partnership, having an address c/o Madison Equities, 875 Third Avenue, New York, New York 10022, and JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY ("Mortgagee"), a Massachusetts corporation, having its principal office at
  ---------
John Hancock Place, Post Office Box 111, Boston, Massachusetts 02117, Attention:
Real Estate Investment Group, T-53.


                                WITNESSETH THAT:
                                ---------------

              WHEREAS, Mortgagor is, on the date of delivery hereof, (a) the owner of fee title to a parcel of land and the improvements thereon known as
875 Third Avenue, New York, New York and the easements appurtenant thereto (collectively, the "Fee Parcel"), all as more particularly described in Exhibit
                    ----------                                          -------
A-1 hereto, and (b) the lessee under the Corner Parcel Lease for the Corner
---
Parcel and all Improvements thereon (as such terms are defined in the Mortgage, as hereinafter defined), which Corner Parcel is contiguous to the Fee Parcel and is more particularly described on Exhibit A-2 hereto;
                                  -----------

              WHEREAS, Mortgagee is on the date hereof the owner and holder of the mortgages described in Exhibit B hereto, which mortgages were consolidated,
                           ---------
extended and modified pursuant to that certain Consolidation, Extension and Modification Agreement (the "Consolidation Agreement"), dated as of May 11,
                             -----------------------
1988, between Mortgagor and Mortgagee, recorded on May 14, 1988 in the Office of the City Register, New York County (the "Register's Office") in Reel 1403,
                                         -----------------
Page 1793, so as to form a single first lien on the Mortgaged Premises in the amount of $180,000,000, and were further modified (i) pursuant to that certain Modification Agreement, dated as of May 30, 1990, between Mortgagor and Mortgagee, recorded on June 25, 1990 in the Register's Office in Reel 1705, Page 1760 (the "1990 Modification Agreement"), and (ii) pursuant to that certain
           ---------------------------
Note and Mortgage Modification Agreement, dated as of July 23, 1992, between Mortgagor and Mortgagee, recorded on July 30, 1992 in the Register's Office in Reel 1892, Page 434 (the "1992 Modification Agreement");
                          ---------------------------

              WHEREAS, the Mortgage (as such term is defined in Section 11 hereof) secures, among other things, the payment of the principal of and premium, if any, and interest on the Notes

(as such term is defined in Section 11 hereof) in accordance with the terms of the Notes and the Mortgage;

              WHEREAS, Mortgagor and Mortgagee desire to spread the lien of the Mortgage from the Fee Parcel to cover both the Fee Parcel and the leasehold estate of Mortgagor in and to the Corner Parcel (including the Improvements thereon) pursuant to the Corner Parcel Lease; and

              WHEREAS, Mortgagor and Mortgagee desire to further modify certain terms and conditions of the Notes and the Mortgage in the manner set forth herein.

              NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Mortgagor and Mortgagee hereby agree as follows:

              1. Definitions.
                 -----------

              (a) Any capitalized term used in this Agreement and not defined herein shall have the respective meaning assigned to such term in the Notes or in the Mortgage. Each term defined below, when used in this Agreement, in the Mortgage, the Notes or in any of the other Loan Documents, shall have its respective meaning set forth below.

              (b) "Affiliate" or "affiliate" of a Person shall mean any Person
                   ---------      ---------
which directly or indirectly controls, is controlled by or is under common control with such Person. The term "control" shall mean the possession, directly or indirectly, of the power or ability to direct or cause the direction of the management or policies of a Person, whether through the ownership of voting securities, partnership interests or other beneficial interests or by contract or otherwise.

              (c) The term "Application" shall mean the Application by Mortgagor
                            -----------
to Mortgagee dated October 2, 1995 and countersigned by Mortgagee on October 16, 1995.

              (d) The term "Assignment of Leases" shall mean the Assignment of
                            --------------------
Leases, dated as of May 11, 1988, between Mortgagor and Mortgagee, recorded in the Register's Office on May 18, 1988 in Reel 1403, Page 1899, as amended, modified or supplemented from time to time.

              (e) The term "Assignment of Rents" shall mean the Assignment of
                            -------------------
Rents, dated as of May 11, 1988, between Mortgagor and Mortgagee, recorded in the Register's Office on May 18, 1988 in Reel 1403, Page 1886, as amended, modified or supplemented from time to time.

              (f) The term "Borrower's Certificate" shall mean the Borrower's
                            ----------------------
Certificate, dated as of the date hereof, executed and delivered by Mortgagor in connection with this Agreement.

              (g) The term "Cash Collateral Agreement" shall mean the Cash
                            -------------------------
Collateral Agreement, dated as of the date hereof, between Mortgagor and Mortgagee, as amended, modified or supplemented from time to time.

              (h) The term "Controlling Party" shall mean any Person or Persons,
                            -----------------
whether directly or indirectly, exercising control over the business, management and operations of, or having the right to make, direct or veto significant business decisions for, Mortgagor, including (without limitation) through ownership or acquisition of equity interests or other beneficial interests in Mortgagor, through the exercise of rights contained in the Governing Documents of Mortgagor, through the amendment or modification of the Governing Documents of Mortgagor, or otherwise by contract or agreement, provided that a Person
                                                     --------
shall not be deemed to be a Controlling Party solely by virtue of its acting as manager or managing agent of the Mortgaged Premises.

              (i) The term "Corner Parcel Lease" shall mean the Lease, dated as
                            -------------------
of March 25, 1981 between Mortgagor (as lessor) and 875 Third Avenue Associates (as lessee), the lessee's interest in which was assigned to Mortgagor and the lessor's interest in which was assigned to Mortgagee on July 17, 1984, as such lease was amended by a First Amendment to Lease, dated as of July 17, 1984 between Mortgagor (as lessor) and 875 Third Associates (as lessee), and a Second Amendment to Lease, dated as of May 11, 1988, a Third Amendment to Lease, dated as of May 30, 1990, a Fourth Amendment to Lease, dated as of July 23, 1992, and a Fifth Amendment to Lease, dated as of the date hereof, each between Mortgagee (as lessor) and Mortgagor (as lessee), and as such Lease may hereafter be amended, modified, supplemented or assigned.

              (j) The term "Declarations" shall mean, collectively, the Zoning
                            ------------
Declaration, the Transit Authority Agreement, the Special Permit and the Declaration of Easement (as such terms are defined in Section 2.18 of the Mortgage) as amended, modified or supplemented from time to time.

              (k) The term "Environmental Indemnity" shall mean the
                            -----------------------
Environmental Indemnity and Agreement, dated as of the date hereof, between Mortgagor and Mortgagee, as amended, modified or supplemented from time to time, which agreement has been attached hereto as Exhibit D and shall be deemed to be
                                            ---------
incorporated in, and made a part of, the Mortgage.

              (l) The term "Fifth Amendment to Lease" shall mean the Fifth
                            ------------------------
Amendment to Lease, dated as of the date hereof, between Mortgagee (as lessor) and Mortgagor (as lessee), with respect to the Corner Parcel Lease.

              (m) The term "Governing Documents" of a Person shall mean (as
                            -------------------
applicable) the articles or certificate of incorporation, by-laws, business certificate, limited partnership certificate, articles of organization, general partnership agreement, limited partnership agreement, joint venture agreement, operating agreement or other organizational and/or governing documents of such Person.

              (n) The term "Loan Documents" shall mean, collectively, the Notes,
                            --------------
the Consolidation Agreement, the Mortgage, the 1990 Modification Agreement, the 1992 Modification Agreement, this Agreement, the Cash Collateral Agreement, the Environmental Indemnity, the Borrower's Certificate, the Assignment of Rents, the Assignment of Leases, the Side Letter, and any other documents, instruments or agreements entered into pursuant to any such documents, or in connection therewith.

              (o) The term "1995 Modification Documents" shall mean,
                            ---------------------------
collectively, this Agreement, the Cash Collateral Agreement, the Environmental Indemnity, the Borrower's Certificate, the Fifth Amendment to Lease and all other documents, instruments or agreements entered into pursuant thereto or in connection therewith.

              (p) The term "Permitted Controlling Party" shall mean (i) Lucille
                            ---------------------------
Gladstone, (ii) a Gladstone Entity, as defined in Section 5 hereof, or (iii) any Person the financial capacity, creditworthiness, property management ability and expertise, and general reputation of which, as a potential Controlling Party, shall be subject to the prior written approval of Mortgagee, which approval shall not be unreasonably withheld, delayed or conditioned.

              (q) The term "Permitted Transferee" shall mean any transferee
                            --------------------
pursuant to a Transfer made in accordance with subparagraphs (A)(i), (A)(ii) or
(A)(iii) of Section 5.01(n) of the Mortgage (as amended by Section 5 of this Agreement).

              (r) The term "Person" shall mean an individual, partnership,
                            ------
corporation, limited liability company, trust, unincorporated association, joint venture, or other entity of whatever nature.

              (s) The term "Side Letter" shall mean the letter agreement, dated
                            -----------
as of the date hereof, between Mortgagor and

Mortgagee relating to real property tax escrow payments and certain other matters.

              (t) The term "Title Commitment" shall mean the Commitment for
                            ----------------
Title Insurance (Title No. NY950545) relating to the Mortgaged Premises, dated as of December 29, 1995, issued by Commonwealth Land Title Insurance Company.

              2. Modification of Notes.
                 ---------------------

              (a) The section of the Consolidation Agreement entitled "Part A.
                                                                       -------
Consolidation, Extension and Modification of Existing Notes", set forth on page
-----------------------------------------------------------
3 of the Consolidation Agreement, is hereby amended to provide that the Existing Notes have been modified and extended to (i) bear interest at the rate of 8.75% per annum from and after January 1, 1996; (ii) bear interest, while any Event of Default exists under the Notes or the Mortgage, at the rate of 13.75% per annum from and after January 1, 1996; (iii) provide for payment (A) on January 10, 1996, of interest due under the Notes at the rate of 9.75% per annum for the period from December 1, 1995 through and including December 31, 1995, (B) on the first day of each calendar month commencing on February 1, 1996 and ending on January 1, 2000, of installments of interest only in the amount of One Million Three Hundred Twelve Thousand Five Hundred Dollars ($1,312,500) each, to be applied to accrued interest on the Notes, (C) on the first day of each calendar month from and after February 1, 2000 through and including December 1, 2002, of installments of combined principal and interest in the amount of One Million Four Hundred Sixteen Thousand Sixty Dollars and Seventy-Three Cents ($1,416,060.73), with each of such installments to be applied first to the payment of accrued interest under the Notes, and then to the reduction of the outstanding principal amount due under the Notes, and (D) on January 1, 2003, of the entire outstanding principal amount due under the Notes, together with all interest accrued thereon, and all other sums and amounts payable in respect of the Notes and the Mortgage; (iv) be subject to prepayment as provided in
Article 1 of the Mortgage, as amended pursuant to Section 3 hereof, and (v) be in the form of Exhibit 1 attached to the Consolidation Agreement, as such
Exhibit 1 shall be amended pursuant to Sections 2(b) and 2(c) of this Agreement.

              (b) The Notes, and the form of Note attached as Exhibit 1 to the Consolidation Agreement, shall be amended by deleting the first seven (7) paragraphs of language therefrom (beginning with "FOR VALUE RECEIVED . . ." and ending with ". . . accrued to the date fixed for such prepayment, without premium."), and by inserting, in lieu thereof, the text set forth on Exhibit C
                                                                     ---------
attached hereto.

              (c) The Notes, and the form of Note attached as Exhibit 1 to the Consolidation Agreement, shall be amended by deleting the twelfth (12th) paragraph therefrom (beginning with "In any action brought . . ." and ending with " . . . other security instrument securing this Note."), and by inserting, in lieu thereof, the following:

                  "The liability of Maker under this Note shall be subject to the terms and conditions set forth in Section 7 of the Note and Mortgage Modification and Spreader Agreement, dated as of December 29, 1995, between Maker and Payee, as amended, modified or supplemented from time to time."

              3.  Prepayment Provisions. The terms of Section 1.05 of the
                  ---------------------
Mortgage (entitled "Prepayment of Notes") shall be amended as follows:

              (a) In Section 1.05(b) of the Mortgage, the number "60" shall be deleted and, in lieu thereof, the number "90" shall be inserted.

              (b) In Section 1.05(b)(i)(x) of the Mortgage, the reference to "9.75%" shall be deleted and, in lieu thereof, "8.911%" shall be inserted.

              (c) In Section 1.05(c) of the Mortgage, the reference to "January 15, 1998" shall be deleted and, in lieu thereof, "October 1, 2002" shall be inserted.

              4.  Mortgage to Be Spread.
                  ---------------------

              (a) The term "Land", as defined and used in the Mortgage, shall be
                            ----
amended to include (without limitation) the Corner Parcel described on Exhibit
                                                                       -------
A-2 hereto, to the extent of Mortgagor's right, title and interest therein
---
pursuant to the Corner Parcel Lease.

              (b) The term "Mortgaged Premises", as defined and used in the
                            ------------------
Mortgage, shall be amended to include, without limitation, all right, title and interest of Mortgagor in and to the Corner Parcel pursuant to the Corner Parcel Lease, including (without limitation) the Improvements thereon and the Space Leases applicable to the Corner Parcel and the Improvements thereon.

              (c) The Mortgage and the lien thereof is hereby spread to cover all right, title and interest of Mortgagor in and to the Corner Parcel pursuant to the Corner Parcel Lease, including

(without limitation) Mortgagor's right, title and interest in and to the Improvements thereon and the Space Leases applicable to the Corner Parcel and the Improvements thereon.

              (d) The paragraph immediately preceding Article 1 of the Mortgage (which paragraph begins with the language "Mortgagor and Mortgagee agree that the Corner Parcel . . .", and ends with the language ". . . premises described in Schedule A, Parcel A") shall be deleted from the Mortgage in its entirety.

              (e) Mortgagor shall at all times promptly and fully observe, keep and perform, or cause to be observed, kept and performed, all agreements, terms, covenants and conditions contained in the Corner Parcel Lease by the lessee therein to be kept and performed within all applicable notice and grace periods, and all terms to be performed by Mortgagor under those agreements and instruments binding upon Mortgagor (as lessee thereunder) and affecting or pertaining to the Corner Parcel and described in Items 5B, 5C, 5D, 5I, 5J, 5M, 5N and 9 on Schedule B to the Title Commitment. Mortgagor further covenants that it will not do or permit anything to be done, the doing of which, or refrain from doing anything, the omission of which, will be an Event of Default under the Corner Parcel Lease. Mortgagor shall provide Mortgagee with a copy of any notice, communication, plan, specification or other instrument or document received or given by it in any way relating to or affecting the Corner Parcel Lease and which may materially adversely affect the estate of the lessor or the lessee in or under the Corner Parcel Lease or in the real estate thereby demised; give Mortgagee immediate notice of any receipt by it of any notice of default from the lessor thereunder, unless Mortgagee or an Affiliate of Mortgagee is the lessor thereunder; furnish to Mortgagee within fifteen (15) days any and all information which it may reasonably request concerning the performance by Mortgagor of the agreements, terms, conditions, and covenants of the Corner Parcel Lease; and permit Mortgagee or its agents or representatives, at all reasonable times during normal business hours and on reasonable prior notice, to meet with Mortgagor's agents, employees or representatives concerning such performance. The covenants and obligations set forth in this Section 4(e) shall be deemed to be covenants and obligations of Mortgagor under the Mortgage.

              5. Sales, Transfers, etc. (a) Subparagraph (iv) of Section 5.01(n)
                 ----------------------
shall be amended and restated, in its entirety, as follows:

                      "(iv) Mortgagee is furnished by Mortgagor with true,
                 correct and complete copies of the documentation effecting such transfer or encumbrance within 5 days after such transaction,".

              (b) Section 5.01(n) of the Mortgage shall be further amended by deleting therefrom the language beginning with "provided, however" on the second
                                                --------  -------
line from the bottom of page 40 of the Mortgage through the end of such Section 5.01(n) on page 42 of the Mortgage, and by inserting, in lieu thereof, the following:

              "provided, however, that if
               --------  -------

              (1) there shall be no default by Mortgagor in the performance of
                  Mortgagor's obligations under the Notes, the Mortgage, the Consolidation Agreement, the Cash Collateral Agreement, the Environmental Indemnity or any of the other Loan Documents;

              (2) at least thirty (30) days prior to any proposed sale,
                  assignment, conveyance, disposition, transfer or other transaction modifying the Interests (as hereinafter defined) held by any Person in Mortgagor or in any Constituent Party (as hereinafter defined) (each such proposed sale, assignment, conveyance, disposition or other transaction being hereinafter referred to as a "Transfer"), Mortgagee shall be provided with
                                    --------
                  written notice of such Transfer together with a diagram showing the structure of Mortgagor and all parties (each, a
                  "Constituent Party" and collectively, "Constituent Parties")
                   -----------------                     -------------------
                  holding partnership interests or other ownership interests, equitable interests or other beneficial interests, whether direct or indirect ("Interests"), in Mortgagor after the
                                       ---------
                  contemplated Transfer, and a list of the names, types of Interests and percentages of ownership of all owners of Interests in Mortgagor and in any Constituent Parties after the contemplated Transfer, and with respect to a Transfer other than one under subparagraph (D) below, an administrative fee of $1,500, which shall be deemed fully earned upon receipt; and

              (3) all fees and costs incurred by Mortgagee in connection with the Transfer, including without limitation, reasonable fees and disbursements of Mortgagee's outside counsel, shall be paid by

                  Mortgagor at or prior to the closing of the Transfer;

                  then the provisions of subparagraphs (i), (ii) and (v) of this
                  Section 5.01(n) shall not apply to, and the consent of Mortgagee shall not be required for, any of the Transfers described in subparagraphs (A) through (F) below which may occur from time to time:

                  (A) a Transfer of

                      (i) any limited partnership interest in Vic Associates to another existing limited partner of Vic Associates as of the date hereof; or

                      (ii) any interest held by Lucille Gladstone or Kenneth Gladstone in Mortgagor or in a Constituent Party of Mortgagor, or any limited partnership interest held by any Person in a Constituent Party, (a) to a holder of such interest as trustee by testamentary or inter vivos
                                                             ----- -----
                      transfer for the benefit of themselves or members of their immediate family, (b) by testamentary or inter vivos gifts
                                                               ----- -----
                      or bequests to members of the immediate family of the grantor, (c) by intestate distributions, (d) by distributions upon the termination of a trust to the members of the immediate family of such transferor, or (e) to conservators or other legal representatives pursuant to court order upon the disabilities of any such transferor, provided that at all times following any Transfer described in this subparagraph (ii) a Permitted Controlling Party shall be the Controlling Party of Mortgagor;

                  (B) a Transfer by any Person of Interests in Mortgagor or in
                      any Constituent Party (not otherwise permitted under clause (A) above), provided that, after such Transfer,

                      (i) no more than a 49% direct or indirect beneficial interest in Mortgagor (not including Transfers solely between Lucille Gladstone and Kenneth Gladstone and not including Transfers described in subparagraphs (C) and
                      (F) below) has been Transferred (in the aggregate) since December 29, 1995;

                      (ii) a Permitted Controlling Party is the Controlling Party of Mortgagor at all times subsequent to such Transfer; and

                      (iii) no more than a 49% direct or indirect beneficial interest in any other general partner of Mortgagor (not including Transfers solely between Lucille Gladstone and Kenneth Gladstone and not including Transfers described in subparagraphs (C) and (F) below) has been Transferred (in the aggregate) since December 29, 1995;

                  (C) any conversion by Lucille Gladstone and Kenneth Gladstone of their direct and indirect interests in Mortgagor into either (x) a limited liability company, or (y) a limited partnership with a corporate general partner, provided that, with respect to any Transfer described in the preceding clauses (x) or (y), the level of control exercised by Lucille Gladstone over the business, management and operations of either such entity and Mortgagor, and the beneficial interests of Lucille Gladstone and Kenneth Gladstone therein, shall not be modified in connection with or as a result of any such conversion (any such limited liability company or limited partnership complying with the terms of this subparagraph being referred to herein as a "Gladstone
                                                                  ---------
                      Entity"), and provided further that nothing in this
                      ------
                      subparagraph (C) is intended to limit the right of the Constituent Parties to enter into any transactions permitted under subparagraph (A) above following such conversion;

                  (D) the conversion of Mortgagor into a limited liability
                      company, provided that the Interests in Mortgagor held by the Constituent Parties of Mortgagor, and the level of control exercised by Lucille Gladstone over the business, management and operations of

                      Mortgagor, shall not be modified in connection with or as a result of any such conversion, and provided that Mortgagor shall enter into any amendments to the Mortgage or any of the Loan Documents, as may be reasonably requested by Mortgagee, in order to reflect the conversion of Mortgagor from a general partnership to a limited liability company, and provided further that nothing in this subparagraph (D) is intended to limit the right of the Constituent Parties to enter into any transactions permitted under subparagraph (A) above following such conversion;

                  (E) the conversion by Vic Associates into a limited liability company, provided that the Interest of any Person in Vic Associates shall not be increased or reduced in connection with any such conversion, and provided further that nothing in this subparagraph (E) is intended to limit the right of the Constituent Parties to enter into any transactions permitted under subparagraph (A) above following such conversion;

                  (F) any Transfer by the transferee in any transaction
                      described in subparagraph (A) or (C) above back to the original transferor in such transaction.

              (c) As used in this Section 5, (i) `immediate family' of Lucille Gladstone or Kenneth Gladstone shall mean such Person's spouse and any lineal descendants of such Person and (ii) the `immediate family' of any other Person shall mean such Person's spouse, any lineal descendants of such Person and any siblings or spouses of such lineal descendants."

              (d) Upon written request from Mortgagor, Mortgagee shall confirm to Mortgagor in writing that a Transfer complies with the provisions of this
Section 5 if such Transfer in fact complies with such provisions.

              6. One Time Assumption. Notwithstanding anything to the contrary
                 -------------------
set forth in the Mortgage or the Notes, Mortgagor shall have the right to Transfer all (but not less than all) of the Mortgaged Premises, or Transfer all of the stock or other Interests in Mortgagor or in every Constituent Party, provided that:
--------

              (a) such Transfer under this Section 6 may occur only one time during the term of the Mortgage;

              (b) such Transfer shall be subject to Mortgagee's prior written approval of the proposed transferee's financial capacity, creditworthiness, proven ability to manage property of the type and nature of the Mortgaged Premises, and the proposed transferee's general reputation in the community;

              (c) as of the date of Mortgagor's written notice to Mortgagee of the Transfer and as of the closing date of the Transfer, there is no default by Mortgagor in the payment of principal, interest or any other amounts due to Mortgagee under any of the Loan Documents, nor is there any outstanding Event of Default with respect to any of Mortgagor's other obligations under the Mortgage or any of the Loan Documents;

              (d) there is no financing being obtained by the transferee in connection with the Transfer which will be secured by a mortgage on the Mortgaged Premises or a security interest in any ownership interests, equitable interests or other beneficial interests in the transferee entity;

              (e) at least sixty (60) days prior to the closing of the proposed transfer, Mortgagee receives a written request for approval from Mortgagor (including a description of the proposed terms of the Transfer), together with a diagram showing the structure of the proposed transferee entity and all of its constituent entities after the contemplated Transfer and a list of the names, types of interests and ownership percentages of all parties to have ownership interests in the transferee entity or any constituent entity, financial statements for all such entities and an administrative fee of $5,000, which shall be deemed fully earned on the date of receipt and shall be retained by Mortgagee regardless of whether or not the Transfer occurs and whether or not Mortgagee's approval is given;

              (f) at the closing of the proposed Transfer, the proposed transferee executes and delivers to Mortgagee, in the event of a Transfer of the Mortgaged Premises and in connection with any other Transfer (to the extent reasonably requested by Mortgagee), (i) an agreement under which the transferee assumes the obligations of Mortgagor under the Loan Documents and which contains an exculpation clause equivalent to the exculpation clause set forth in Section 7 of this Agreement (except for the language in Section 7(a)(iv) beginning with "or for the matters" on the fourth line thereof through the end of such sub-paragraph 7(a)(iv), which language shall be omitted form such agreement with the transferee), (ii) a separate environmental indemnity agreement containing substantially similar provisions to the Environmental Indemnity, and (iii) such other documents as Mortgagee may reasonably require in order that the Mortgagee may obtain the full benefits to which it is entitled under the Notes, the Mortgage and the other Loan Documents, each of which shall be in form and substance satisfactory to Mortgagee (in the exercise of Mortgagee's reasonable discretion) provided that, in connection with the agreements described in this subparagraph (f), Mortgagee shall not be required to exculpate any current or future Constituent Parties of Mortgagor or any transferee entity from personal liability for environmental matters other than those Constituent Parties specifically referenced in Section 7(a)(iv) hereof;

              (g) at least fifteen (15) days prior to the closing of the proposed Transfer, Mortgagee and its counsel shall have received a joint written notice from Mortgagor (or the relevant Constituent Parties) and the proposed transferee that the terms of the Transfer described in the notice given to Mortgagee in accordance with subparagraph (e) above are the actual terms of the Transfer, together with evidence of casualty insurance for the Mortgaged Premises, all corporate, partnership or other organizational documents relating to the proposed transferee, and all certificates, legal opinions to Mortgagee from the transferee's outside counsel, and other documents which Mortgagee shall have reasonably requested, and, as of the closing of the proposed Transfer, such documents shall be in form and substance approved by Mortgagee, which approval shall not be unreasonably withheld, delayed or conditioned, provided that, if
                                                            --------
any of the foregoing documents or materials shall not be satisfactory to Mortgagee, then Mortgagee shall give Mortgagor a written notice setting forth Mortgagee's objections within twenty (20) days after Mortgagee's receipt of such documents or materials;

              (h) Mortgagee shall be provided with a written report prepared by or on behalf of Mortgagor, approved by Mortgagee, which approval shall not be unreasonably withheld, delayed or conditioned, of the anticipated change (if any) in the real property taxes on the Mortgaged Premises as a result of the proposed Transfer and which report shall state that the net annual income from operations of the Mortgaged Premises for the 12 months immediately following the Transfer is projected to be not less than 105% of the annual payments of principal and interest under the Notes and the Mortgage (net annual income from operations meaning the income of Mortgagor after deducting all operating expenses, real property taxes (as anticipated to be increased due to the Transfer, if such is the case) and reserves and all other appropriate expenses, based upon financial statements prepared by Mortgagor's independent certified public accountants for the most recent 12 month period available, provided that in
                                                           --------
calculating net annual income from operations for purposes of this subparagraph
(h) no deduction shall be made for (x) debt service on the Mortgage or any subordinate mortgage permitted by Mortgagee, (y) depreciation on the Improvements and (z) the amortization of any expenses incurred for real estate brokerage commissions and tenant improvements in connection with the leasing of space in the Mortgaged Premises);

              (i) Mortgagee shall be provided with evidence reasonably satisfactory to Mortgagee that the proposed transferee has consented in writing to the jurisdiction of the state and federal courts located in the State of New York and has waived any defenses of sovereign immunity;

              (j) Mortgagee shall receive a transfer fee equal to one percent (1%) of the then outstanding principal balance due under the Notes and the Mortgage, which transfer fee shall be payable at or prior to the closing of the Transfer (and against which the administrative fee described in subparagraph (e) above shall be credited);

              (k) Mortgagee shall be provided with a title insurance report (or, if Mortgagee shall reasonably request, an endorsement to Mortgagee's title insurance policy) for the Mortgaged Premises in form and substance and from a title insurance company approved by Mortgagee (which approval shall not be unreasonably withheld, delayed or conditioned), and with a copy of the recorded deed (if applicable) promptly after Transfer;

              (l) all of Mortgagee's reasonable fees and costs in connection with the Transfer, including, without limitation, reasonable fees and disbursements of Mortgagee's outside counsel, shall be paid by Mortgagor.

              Nothing in this Section 6 is intended to limit the right of Mortgagor or the Constituent Parties to engage in the Transfers described in
Section 5 of this Agreement without the necessity of obtaining Mortgagee's consent thereto (but subject to compliance with all other provisions of such Section 5).

              7. Liability of Mortgagor.
                 ----------------------

              (a) In any action brought at law or in equity to enforce the obligations of Mortgagor to pay any indebtedness or to perform any other monetary obligation or any non-monetary obligation created or arising under the Consolidation Agreement, the Mortgage, the Notes, the Assignment of Leases, the

Assignment of Rents, the Cash Collateral Agreement, the Environmental Indemnity or under any of the other Loan Documents, the judgment or decree shall be enforceable against Mortgagor only to the extent of its interest in the Mortgaged Premises (or the property subject to such other instrument or agreement described above), and Mortgagee shall not seek or claim recourse against any other assets of Mortgagor or against any Constituent Party or any principal, member, officer, director, shareholder or equity owner of any Constituent Party and any such judgment shall not be subject to execution on, nor be a lien on, assets of Mortgagor (or of its Constituent Parties or any principal, member, officer, director, shareholder or other equity owners of its Constituent Parties) other than the Mortgaged Premises (or the property subject to such other instrument or agreement described above), provided that the
                                                        --------
foregoing shall not relieve Mortgagor or any other Person of any liability for, nor prejudice or limit the rights of Mortgagee by reason of, any of the following:

              (i) fraud or misrepresentation of Mortgagor, and physical waste of the Mortgaged Premises arising from the gross negligence or wilful misconduct of Mortgagor;

              (ii) any rents, issues or profits collected more than one (1) month in advance of their due dates;

              (iii) any Misapplication (as hereinafter defined) of loan proceeds, rents, issues or profits, security deposits, any other payments from tenants or occupants (including without limitation, lease termination fees), insurance proceeds or condemnation awards;

              (iv) liability under environmental covenants, environmental conditions and environmental indemnifications contained in the Mortgage or in the Environmental Indemnity, or for the matters set forth in the Environmental Certificate, dated as of October 30, 1995, delivered by Mortgagor to Mortgagee, provided that in no event shall Lucille Gladstone, Kenneth Gladstone, Gladwater Associates, Vic Associates, General Chemical and Supply Co., Inc. (or any principal, officer, director, shareholder or equity owner of General Chemical and Supply Co., Inc.) or any Permitted Transferee have any personal liability for the matters described in this subparagraph (iv);

              (v) personalty or fixtures which Mortgagor, directly or through an agent, removed from the Mortgaged Premises and which were not replaced by items of equal or greater utility than the personalty or fixtures so removed, unless such personalty or fixtures so removed are unnecessary to properly operate the Mortgaged Premises or are obsolete, provided that, for purposes of this subparagraph (v), neither a receiver for the Mortgaged Premises appointed solely by or at the request of Mortgagee, an agent appointed solely by Mortgagee, nor the Mortgagee acting as mortgagee-in-possession, shall be deemed to be an agent of Mortgagor;

              (vi) any amount equal to the sum of all payments made by Mortgagor to holders of subordinate mortgages (not consented to in writing by Mortgagee) on the Mortgaged Premises during any period in which Mortgagor is in default of payment of principal or interest under the Notes or of any escrow payments required under the Mortgage in respect of real property taxes or assessments; or

              (vii) reasonable attorney's fees, court costs and other expenses incurred by Mortgagee in connection with the successful enforcement of Mortgagor's personal liability as set forth herein.

              (b)  As used in Section 7, the term "Misapplication" shall mean
(1) the distribution or payment of cash flow by Mortgagor to, or for the benefit of, any of Mortgagor's Constituent Parties, or to any holder of a mortgage on the Mortgaged Premises subordinate to the Mortgage, which mortgage has not been consented to in writing by Mortgagee (a "Distribution"), at such time as
                                         ------------
Mortgagor has failed to pay or cause to be paid any of the following: (A) the principal and interest then due under the Notes and Mortgage, (B) any other amounts then due under the Notes, the Mortgage, the Cash Collateral Agreement, or any other Loan Documents, or (C) any amounts then due in connection with the operation, management, maintenance and repair of the Mortgaged Premises, including (without limitation) amounts then due for tenant improvements or other capital expenditures, real property taxes or assessments (provided, however, Mortgagor shall be deemed to have paid real property taxes to the extent of payments made by Mortgagor into escrow pursuant to the Tax Processing Agreement) insurance premiums, salaries, service contracts, utilities, or labor or material for work performed at or for the benefit of the Mortgaged Premises, or (2) the use by Mortgagor of security deposits, insurance proceeds, condemnation awards or other restricted funds for purposes other than the purposes set forth in any lease, contract or other agreement binding upon Mortgagor and governing the use of such funds. Notwithstanding the foregoing, the following circumstances alone shall not constitute a "Misapplication": if Mortgagor shall pay a Distribution, at such time as there shall be no outstanding Event of Default, and amounts are then due and owing by Mortgagor either (1) for capital improvement costs, tenant improvement costs or other items for which Mortgagor has submitted a Withdrawal Request (as defined in the Cash Collateral Agreement) and for which Mortgagor is then entitled to receive amounts under the Cash Collateral Agreement (provided that Mortgagor shall promptly pay such expenditures upon receipt of such funds from the Cash Collateral Account) or (2) for expenditures incurred for materials (the cost of which is reimburseable under the Cash Collateral Agreement) purchased or in fabrication and to be delivered pursuant to binding contracts reasonably committed to at the time of execution taking into account sums on deposit in the Cash Collateral Account.

              (c) In Section 5.02 of the Mortgage, (i) the words "Limitation on Mortgagor's Liability" are hereby deleted from the caption of such Section 5.02, and (ii) the entire second sentence of such Section 5.02 is hereby deleted.

              8. Certain Additional Modifications.
                 --------------------------------

              (a) The "Restrictions on Distributions" set forth in Section 2 of the 1992 Modification Agreement are hereby terminated and are of no further force or effect.

              (b) Section 2.06 of the Mortgage is hereby amended (i) by deleting subparagraph (c) from Section 2.06 of the Mortgage, and (ii) by deleting the word "and" before the commencement of such subparagraph 2.06(c) and by inserting, in lieu thereof, a period.

              (c) Section 2.09.7 of the Mortgage shall be amended and restated, in its entirety, to read as follows:

                  "2.09.7. Rent Roll. Mortgagor shall furnish to Mortgagee,
                           ---------
           together with the annual financial statements of Mortgagor described in Section 4.04 of this Mortgage, and within ten (10) days after a written request by Mortgagee to do so, a statement certified by the managing general partner of Mortgagor (or, by the manager of Mortgagor if Mortgagor has converted to a limited liability company in accordance with the terms of the Mortgage) containing, for all Space Leases, the name of the lessee, lease commencement and expiration dates, square footage, annual rent, operating expenses and real estate tax contributions (collectively, "rent"), and security deposits, and, if requested in writing by Mortgagee, true copies of each lease and any amendments and supplements thereto, provided that Mortgagee shall not make more than one (1) written request per calendar year for a certified rent roll in accordance with this Section 2.09.7 in addition to the certified rent roll delivered by Mortgagor with Mortgagor's annual financial statements, as provided above."

              (d) Section 2.10 of the Mortgage is amended by deleting the first sentence of Section 2.10.1 and, in lieu thereof, inserting the following:

           "Mortgagor shall use and operate the Mortgaged Premises, or shall cause such Premises to be used and operated, solely as a first-class, Class A office building with office space (currently consisting of approximately 687,376 square feet of leasable area) and retail space (currently consisting of approximately 31,751 square feet of leasable area) and for no other purpose."

              (e) The Mortgage is hereby amended by adding the following after the end of Section 2.18.3 of the Mortgage:

                  "2.19. Modifications to Governing Documents. The Governing
                         ------------------------------------
           Documents of Mortgagor shall not be amended, modified or supplemented in any respect so as to (x) materially change the provisions thereof governing control over the business, management and operations of Mortgagor, or (y) impose disproportionate or preferential allocations, distributions or returns for the benefit of any Constituent Party of Mortgagor, without the prior written consent of Mortgagee, which consent shall not be unreasonably withheld, delayed or conditioned, provided that, within twenty (20) days of Mortgagee's receipt of written notice from Mortgagor as to any such proposed modification, Mortgagee shall respond in writing to Mortgagor as to whether such proposed modification is acceptable to Mortgagee and if not, setting forth Mortgagee's objections thereto. Notwithstanding the foregoing, Mortgagor shall have the right, upon prior written notice to Mortgagee but without the necessity of obtaining Mortgagee's consent, to make modifications to the Governing Documents of Mortgagor in order to specifically reflect the occurrence of any of the Transfers permitted in Section 5 of this Agreement.

                  2.20. Managing or Leasing Agent. Without the prior written
                        -------------------------
           consent of Mortgagee, which consent shall not be unreasonably withheld, delayed or conditioned, Mortgagor shall not hire or retain a managing agent, leasing agent, or other firm or company to provide management or leasing services to the Mortgaged Premises, provided that the hiring or retention of any Affiliate of a Permitted Controlling Party to provide such services shall not require Mortgagee's consent.

                  2.21. Controlling Party. Notwithstanding anything to the
                        -----------------
           contrary set forth in this Agreement, the Mortgage or in any other Loan Document, in no event shall the Controlling Party be any Person other than a Permitted Controlling Party.

                  2.22. Existence. Mortgagor shall preserve and maintain its
                        ---------
           existence as a general partnership (or, if applicable and if in accordance with this Agreement, as a limited liability company or limited partnership) under the laws of the State in which it is organized and its rights, franchises, licenses and privileges material to its business."

              (f) Section 4.04 of the Mortgage shall be amended and restated, in its entirety, to read as follows:

                  "4.04. Financial Statements. Mortgagor shall deliver or cause
                         --------------------
           to be delivered to Mortgagee, not later than four (4) months after the end of each fiscal year of Mortgagor, audited financial statements in detail reasonably satisfactory to Mortgagee, of annual income and expenses with respect to the ownership and operation of the Mortgaged Premises for such fiscal year, setting forth in comparative form the figures for the previous fiscal year. Such statements shall be (a) accompanied by a certification from the managing general partner of Mortgagor (or, by the manager of Mortgagor if Mortgagor has converted to a limited liability company in accordance with the terms of the Mortgage), that, to the best of such Person's knowledge, such statements fairly reflect the financial condition of Mortgagor as of the date thereof, and (b) certified by an independent certified public accounting firm that is a member of the American Institute of Certified Public Accountants and that is otherwise approved by Mortgagee, which approval shall not be unreasonably withheld, delayed or conditioned. In addition to the foregoing, Mortgagor shall deliver to Mortgagee, with reasonable promptness, such information and data with respect to the business, operations, affairs, prospects, condition, properties and assets of Mortgagor and the Mortgaged Premises as Mortgagee may reasonably request from time to time.

              (g) Section 7.04 of the Mortgage shall be amended and restated, in its entirety, to read as follows:

                  "7.04. Notices, etc. All notices, demands, requests, consents,
                         ------------
           approvals and other instruments under this Mortgage or the Notes shall be in writing and shall be deemed to have been actually or properly given if and when mailed by first-class registered or certified mail, return receipt requested, postage prepaid, or by personal delivery (with a receipt obtained therefor) or recognized overnight courier service, addressed (a) if to Mortgagor, to
                                                 -
           Mortgagor's address set forth on the first page hereof, or at such other address as Mortgagor may have designated by notice to Mortgagee, with a copy to Warshaw Burstein Cohen Schlesinger & Kuh, LLP, 555 Fifth Avenue, New York, N.Y. 10017, Attention, Thomas J. Malmud, Esq., and to Gordon Altman Butowsky Weitzen Shalov and Wein, 114 West 47th Street, New York, N.Y. 10036, Attention Stephen Hel-man, Esq. or to such other firms as Mortgagor may direct in writing,
           (b) if to Mortgagee originally named herein, to John Hancock Mutual
            -
           Life Insurance Company, John Hancock Place, P.O. Box 111, Boston, Massachusetts 02117, Attention: Real Estate Investment Group, Floor
                                ---------
           T-53, or at such other address as Mortgagee may have designated by notice to Mortgagor, or (c) if to any holder of any Note, other than
                                    -
           Mortgagee originally named herein, at such address as such holder may have designated by notice to Mortgagor, or, until an address is so designated, to and at the address of the last holder of such Note so designating an address to Mortgagor. The foregoing insertion of Mortgagor's mailing address shall be deemed to be a request by Mortgagor that a copy of any notice of default and of any notice of sale hereunder be mailed to Mortgagor at such address as provided by law."

              (h) Mortgagor and Mortgagee covenant and agree that all representations, warranties, covenants, liabilities and obligations of Mortgagor under the Environmental Indemnity (attached as Exhibit C hereto) and under any
                                               ---------
of the 1995 Modification Documents shall be deemed to be incorporated in the Mortgage and shall be secured by the lien of the Mortgage and by any lien created by, or arising under, any other Loan Document.

              9. Cross-Defaults. Mortgagor shall comply in all respects with
                 --------------
Mortgagor's covenants and obligations under this Agreement, the Cash Collateral Agreement, the Environmental Indemnity, the Assignment of Rents, the Assignment of Leases, and all of the other Loan Documents, and any default by Mortgagor in the performance and observance of its covenants and obligations under any of such documents shall (subject to any notice and cure provisions specifically set forth in such documents, or, if none are set forth in such documents, subject to the notice and cure provisions contained in Section 5.01(d) of the Mortgage) be deemed to be an Event of Default by Mortgagor under the Mortgage.

              10. Modification Agreement Governs. In the event of any conflict
                  ------------------------------
or inconsistency between this Agreement and the terms and conditions of the Mortgage, the Notes, or any other Loan Document, then the terms and conditions of this Agreement shall govern and prevail, and the conflicting or inconsistent terms and conditions of the Mortgage, the Notes or such other Loan Document shall be deemed to be amended accordingly.

              11. References to "Mortgage" and "Notes". From and after the date
                  ------------------------------------
hereof, (a) all references herein, in the Consolidation Agreement, the Mortgage, the Notes or in any other Loan Document to "the Mortgage" and to "this Mortgage" shall be deemed to refer to the Consolidation Agreement as amended by the 1990 Modification Agreement, the 1992 Modification Agreement, and by this Agreement, and as hereafter amended, modified or supplemented from time to time, and (b) all references herein and in the Consolidation Agreement, the Mortgage, the Notes or in any other Loan Document to "the Notes" or "this Note" shall be deemed to refer to the Notes, as amended by the 1990 Modification Agreement, the 1992 Modification Agreement, and by this Agreement, and as hereafter amended, modified or supplemented from time to time.

              12. No Offsets or Defenses. Mortgagor hereby represents and
                  ----------------------
warrants that, as of the date hereof, (a) the outstanding principal amount owing under the Notes and secured by the Mortgage is One Hundred and Eighty Million Dollars

($180,000,000.00), which amount Mortgagor covenants to pay in accordance with all of the terms and provisions of the Notes and the Mortgage; and (b) Mortgagor has no offsets or defenses to the Mortgage, the Note or any of the Loan Documents of any kind whatsoever (and Mortgagor hereby expressly waives any and all of the same).

              13. Representations and Warranties.
                  ------------------------------

              (a) This Agreement and the other 1995 Modification Documents have been duly executed by the Mortgagor and each constitutes the legal, valid and binding obligation of Mortgagor, enforceable against Mortgagor in accordance with its terms, except as limited by applicable bankruptcy, insolvency, moratorium, reorganization and similar laws affecting the rights of creditors generally, and except as limited by equitable principles of general application;

              (b) No authorization, consent, approval, license or formal exemption from, nor any filing, declaration or registration with, any federal, state, local or foreign court, governmental agency or regulatory authority or any other person or entity is required in connection with the making and performance by Mortgagor of this Agreement the other 1995 Modification Documents, except for such consents, approvals and authorizations which have already been obtained.

              (c) Mortgagor hereby restates and reconfirms, as of the date hereof, all of the representations and warranties contained in Article 6 of the Mortgage, provided that references therein to "this Mortgage and the Consolidation Agreement" shall mean, for purposes of such restatement, this Note and Mortgage Modification and Spreader Agreement and the other 1995 Modification Documents, except that:

              (i) the following shall be added at the beginning of Section 6.03, Section 6.04 and Section 6.13: "To the best of Mortgagor's knowledge,";

              (ii) the second sentence of Section 6.07 and all of Section 6.09 of the Mortgage are deleted;

              (iii) at the beginning of each of the two sentences of Section
                    6.05, there is inserted the following: "Except as previously disclosed in writing to Mortgagee,";

              (iv) in Section 6.07 there is inserted after the word "the" in line 2 of said Section the word "material";

              (v) in Section 6.10 there is inserted after the word "the" in line 9 of said Section the word "material"; and

              (vi) the periods at the end of the third, fourth and fifth sentences of Section 6.10 of the Mortgage are deleted and replaced by the following: ", except as previously disclosed in writing to Mortgagee."

              (d) Mortgagor represents and warrants to Mortgagee that, to the best of Mortgagor's knowledge, Mortgagor has disclosed to Mortgagee all facts material to the Mortgaged Premises, the Mortgagor, and the Mortgagor's business operations.

              (e) Mortgagor represents and warrants to Mortgagee that, as of the date hereof, Lucille Gladstone is the only Controlling Party of Mortgagor.

              (f) The reference in Section 5.01(e) of the Mortgage to "any warranty, representation or other statement made by or on behalf of Mortgagor in or pursuant to this Mortgage" shall include, without limitation, the representations and warranties of Mortgagor set forth in this Section 13 (as reconfirmed and restated) and in the Environmental Indemnity, the Borrower's Certificate and any other 1995 Modification Document.

              (g) A representation or warranty made in this Section 13 "to the best of Mortgagor's knowledge" means that Mortgagor shall be deemed to have made a reasonable investigation and inquiry with respect to such representation or warranty.

              (h) The meaning of the term "material", as used in this Section 13, shall be determined solely as of the date of this Agreement.

              14. Additional Obligations of Mortgagor.
                  -----------------------------------

              (a) Mortgagor shall obtain, within 90 days after the date hereof, all consents, approvals or certifications required from any governmental body under all applicable laws and regulations with respect to the fuel storage tanks located at the Mortgaged Premises, and Mortgagor shall promptly provide Mortgagee with a copy of any such approval, consent or certification promptly after Mortgagor's receipt thereof.

              (b) Mortgagor shall obtain, within 120 days after the date hereof, a temporary certificate of occupancy relating to the sixth (6th) floor of the Improvements located on the Fee Parcel, and a permanent certificate of occupancy relating to the entire

Improvements located on the Fee Parcel, and Mortgagor shall provide Mortgagee with a copy of such certificates of occupancy promptly after Mortgagor's receipt thereof, provided that if such temporary or permanent certificate of occupancy cannot with due diligence and dispatch be obtained with such 120 day period, then such 120 day period shall be deemed extended for such period as Mortgagor shall attempt to obtain such temporary or permanent certificate of occupancy with due diligence and dispatch. Upon request by Mortgagee, Mortgagor shall provide Mortgagee with written reports as to the status of Mortgagor's efforts to obtain the certificates of occupancy described in this Section 14(b). In amplification of, and not in limitation of, the provisions of Section 2.16 of the Mortgage, Mortgagor shall protect, indemnify, save harmless and defend Mortgagee from and against any and all liabilities, obligations, claims, damages, penalties, causes of action, costs and expenses (including, without limitation, reasonable attorneys' fees and expenses) imposed upon or incurred by or asserted against Mortgagee by reason of Mortgagor's failure to comply with the provisions of this Section 14(b). The foregoing indemnification obligation of Mortgagor under this Section 14(b) shall survive any discharge of this Mortgage and payment in full of the Notes. The provisions of Section 2.16 of the Mortgage shall be applicable to any action or proceeding brought by Mortgagor pursuant to this Section 14(b).

              (c) In accordance with Section 4.01 of the Mortgage, Mortgagor shall fully cooperate with any inspection, review or audit conducted by Mortgagee of the Mortgaged Premises and its operations, and Mortgagor acknowledges that Mortgagee shall have the right (but not the obligation) to conduct any such audit, inspection or review as frequently as monthly.

              15. Same Indebtedness; Maximum Principal Amount.
                  -------------------------------------------

              (a) Mortgagor and Mortgagee hereby certify that this Agreement secures the same indebtedness as is secured by the Consolidation Agreement as amended by the 1990 Modification and 1992 Modification, and no new or further indebtedness is secured by, or under any contingency may be secured by, the Mortgage.

              (b) Notwithstanding anything to the contrary contained herein or in the Mortgage, the maximum amount of principal indebtedness secured by the Mortgage at the time of execution hereof, or which under any contingency may become secured by the Mortgage at any time hereafter, is One Hundred and Eighty Million Dollars ($180,000,000).

              (c) This Mortgage, in addition to the maximum principal indebtedness described above, secures interest due under the Notes and Out-of-Pocket Costs expended by the Mortgagee. As used in this Section 15, "Out-of-Pocket Costs" shall mean (i) any and all sums actually paid or required to be paid by the Mortgagee for real estate taxes, taxes on rents or rentals or insurance premiums as provided in the Mortgage, and any and all other sums actually paid or required to be paid by the Mortgagee pursuant to the terms of the Mortgage to protect and preserve the Mortgaged Premises or the Mortgagee's interest therein, (ii) any and all sums, including, without limitation, judgments, settlements or compromises, reasonable attorneys' fees and other costs and expenses, paid by the Mortgagee in connection with any suit, action, legal proceeding or dispute of any kind, in which the Mortgagee is a party or appears, arising from or related to the lien of the Mortgage, and
(iii) any amount, cost or charges with respect to which the Mortgagee becomes subrogated, upon payment, in respect of any lien which may affect the validity or priority of the Mortgage, whether under recognized principles of law or equity, or under express statutory authority.

              16. No Waiver. Nothing contained in this Agreement shall be deemed
                  ---------
to constitute a waiver by Mortgagee of its rights under the Mortgage if any payment is not made strictly in accordance with the terms of the Notes or the Mortgage, as modified hereby. Nothing contained in this Agreement shall be deemed to constitute a waiver by Mortgagee of any right or remedy available to Mortgagee arising out of a default by Mortgagor under the Notes or the Mortgage, as modified hereby.

              17. Recording Fees, etc. Mortgagor will pay or cause to be paid
                  -------------------
all recording fees and taxes payable in connection with the execution, delivery and recording of this Agreement, the cost of any endorsement required by Mortgagee to the title insurance policy held by Mortgagee and the reasonable fees and expenses of Mortgagee's special counsel in connection with the preparation, execution and delivery hereof.

              18. Application. Mortgagor and Mortgagee agree that each party has
                  -----------
performed all of its obligations under the Application, and that no obligations under the Application shall survive the execution and delivery of this Agreement, except to the extent expressly provided in this Agreement.

              19. Ratification. Except as amended or modified hereby, the terms
                  ------------
and conditions of the Mortgage and the Notes are hereby ratified and confirmed in their entirety.

              20. Successors and Assigns. This Agreement and all of the
                  ----------------------
covenants herein shall be deemed to be covenants running with the land and shall bind and inure to the benefit of the parties hereto and their successors and assigns.

              21. Counterparts. This Agreement may be executed in several
                  ------------
counterparts, each of which shall constitute one and the same instrument.

              22. Lien Law. This Agreement is made subject to the trust fund
                  --------
provisions of Section 13 of the New York Lien Law.

              23. Further Assurances. Mortgagor, at its expense, will execute,
                  ------------------
acknowledge and deliver or cause to be executed, acknowledged and delivered all such instruments and take all such action as Mortgagee from time to time may reasonably request in order that Mortgagee may obtain the full benefits of this Agreement, the Notes, the Mortgage, the Consolidation Agreement, the Assignment of Rents, the Assignment of Leases, the Cash Collateral Agreement, the Environmental Indemnity and the other Loan Documents, and the full benefits of the rights, powers and remedies intended to be granted thereby.



                    [Remainder of page intentionally left blank]

              IN WITNESS WHEREOF, the parties hereto have caused this Note and Mortgage Modification and Spreader Agreement to be duly executed as of the day and year first above written.

                                      MORTGAGOR:

                                      KENVIC ASSOCIATES, A New York
                                        General Partnership

                                      By:
                                           -----------------------------------
                                           Kenneth Gladstone, General
                                           Partner of Kenvic Associates


                                      By:
                                           -----------------------------------
                                           Lucille Gladstone, General
                                           Partner of Kenvic Associates


                                      By:  Gladwater Associates, a
                                           New York Limited Partnership,
                                           as a General Partner of
                                           Kenvic Associates

                                           By:
                                                ------------------------------
                                                Kenneth Gladstone,
                                                as a General Partner of
                                                Gladwater Associates


                                           By:
                                                ------------------------------
                                                Lucille Gladstone,
                                                as a General Partner of
                                                Gladwater Associates

                                      By:  Vic Associates, a New York
                                           Limited Partnership, as a
                                           General Partner of Kenvic
                                           Associates

                                           By:  General Chemical and
                                                  Supply Co., Inc., as a
                                                  General Partner of Vic
                                                  Associates

                                                By:
                                                   ---------------------------
                                                   Title:

                                      MORTGAGEE:

                                      JOHN HANCOCK MUTUAL LIFE INSURANCE
                                        COMPANY, a Massachusetts
                                        corporation

                                      By:
                                         -------------------------------------
                                         Title:

STATE OF NEW YORK   )
                    :    ss:
COUNTY OF NEW YORK  )



              On this ___ day of December, 1995, before me personally came Kenneth Gladstone and Lucille Gladstone, to me known to be the persons who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that they are general partners of Kenvic Associates, a general partnership duly organized under the laws of the State of New York, having its principal place of business at 875 Third Avenue, New York, New York 10022; and that they have authority to sign the foregoing instrument as general partners of, and for and in behalf of, Kenvic Associates, and they acknowledged to me that they executed the same as the act and deed of said firm.



                                      ----------------------------------------
                                                    Notary Public

STATE OF NEW YORK   )
                    :    ss:
COUNTY OF NEW YORK  )



              On this ___ day of December, 1995, before me personally came Kenneth Gladstone and Lucille Gladstone, to me known to be the persons who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that they are the general partners of Gladwater Associates, a limited partnership duly organized under the laws of the State of New York, having its principal place of business at 875 Third Avenue, New York, New York 10022; that said limited partnership is a general partner of Kenvic Associates, a general partnership duly organized under the laws of the State of New York, having its principal place of business at 875 Third Avenue, New York, New York 10022; and that they have authority to sign the foregoing instrument in the firm name of Gladwater Associates, as a general partner of, and for and in behalf of, Kenvic Associates, and they acknowledged to me that they executed the same as the act and deed of said firms for the uses and purposes therein mentioned.




                                      ----------------------------------------
                                                    Notary Public

STATE OF NEW YORK   )
                    :    ss.:
COUNTY OF NEW YORK  )



              On this____day of December, 1995, before me personally came_____________, to me known, and who, being duly____________ sworn by me, did depose and say that he resides at________________________________; that he is the ____________ of General Chemical and Supply Co., Inc., a Delaware corporation, the general partner of Vic Associates, a limited partnership duly organized under the laws of the State of New York, having its principal place of business at 875 Third Avenue, New York, New York 10022; that Vic Associates is a general partner of Kenvic Associates, a general partnership duly organized under the laws of the State of New York, having its principal place of business at 875 Third Avenue, New York, New York 10022; that General Chemical and Supply Co., Inc., acting as a general partner of, and for and in behalf of, Vic Associates, acting as a general partner of, and for and in behalf of, Kenvic Associates, executed the foregoing instrument as the act and deed of said firms for the uses and purposes therein mentioned.



                                      ----------------------------------------
                                                    Notary Public

COMMONWEALTH OF MASSACHUSETTS )
                              :    ss.:
COUNTY OF SUFFOLK             )


              On this ____ day of December, 1995, before me personally came ____________, to me known to be the person who executed the foregoing instrument, and who, being duly sworn by me, did depose and say that he resides at _____________________; that he is a _______________ of John Hancock Mutual
Life Insurance Company, the corporation described in and which executed the foregoing instrument; that he knows the seal of said corporation; that the seal affixed to said instrument is such corporate seal; that it was so affixed by order of the Board of Directors of said corporation, and that he signed his name thereto by like order.





                                      ----------------------------------------
                                                    Notary Public

                                   Exhibit A-1
                                   -----------

                                   Exhibit A-2
                                   -----------

                                    Exhibit B
                                    ---------

                             Consolidated Mortgages
                             ----------------------

                                   Exhibit C
                                   ---------

           Amendment and Restatement of First Seven Paragraphs of Notes
           ------------------------------------------------------------


              "FOR VALUE RECEIVED, KENVIC ASSOCIATES (the "Maker"), a general partnership formed under the laws of the State of New York, promises to pay to JOHN HANCOCK MUTUAL LIFE INSURANCE COMPANY (the "Payee") or order, the principal sum of ONE HUNDRED AND EIGHTY MILLION DOLLARS ($180,000,000) with interest (computed on the basis of a 360-day year of twelve 30-day months) on the unpaid balance of such principal amount from and after January 1, 1996, (i) so long as
                                                                  -
no Event of Default (as defined in the Mortgage referred to below) shall have occurred and be continuing, at the rate of eight and seventy-five one-hundredths per centum (8.75%) per annum, and (ii) after such an Event of Default shall have
                                   --
occurred and while it be continuing, at the rate of thirteen and seventy-five one-hundredths per centum (13.75%) per annum, until such principal amount shall become due and payable (whether at maturity or on a date fixed for any installment payment or any prepayment or by declaration or acceleration or otherwise), payable in installments as provided below, and with interest on any overdue principal (whether during a grace period, if any, or otherwise) (including any overdue prepayment of principal) and premium, if any, and (to the extent permitted under applicable law) on any overdue interest (whether during a grace period, if any, or otherwise), at the rate of thirteen and seventy-five one-hundredths per centum (13.75%) per annum until paid, payable as provided below or, at the option of the holder hereof, on demand.

              Payments of principal, premium, if any, and interest in respect of this Note shall be made in lawful money of the United States of America at the home office of the above-named Payee at John Hancock Place, P.O. Box 111, Boston, Massachusetts 02117, or at such other place within the United States as the holder hereof shall have designated to the Maker in writing.

              This Note shall be payable by Maker to Payee (i) on January 10,
                                                            -
1996, in an amount equal to interest calculated at an annual rate of 9.75% per annum for the period from December 1, 1995 through and including December 31, 1995, (ii) on the first day of each calendar month commencing on February 1,
       --
1996 and ending on January 1, 2000, in installments of interest only in the amount of One Million Three Hundred Twelve Thousand Five Hundred Dollars ($1,312,500) each, to be applied to accrued interest on the Notes, and (iii) on
                                                                        ---
the first day of each calendar month from and after February 1, 2000 through and including December 1, 2002, in installments of combined principal and interest in the amount of One Million Four Hundred Sixteen Thousand Sixty Dollars and Seventy-Three Cents ($1,416,060.73), with each of such installments to be applied first to the payment of accrued interest under the Notes, and then to the reduction of the outstanding principal amount due under the Notes. On January 1, 2003, Mortgagor shall pay to Mortgagee the entire outstanding principal amount due under the Notes, together with all interest accrued thereon, and all other sums and amounts payable in respect of the Notes and the Mortgage.

              This Note evidences the same principal indebtedness that has been evidenced and secured by the notes and mortgages defined, respectively, as the "Existing Notes" and the "Existing Mortgages" in the Consolidation, Extension and Modification Agreement, dated as of May 11, 1988, between the Maker and the Payee (the "Consolidation Agreement"), and does not secure any new or further
            -----------------------
principal indebtedness. The Existing Notes and the Existing Mortgages were consolidated, extended and modified by the Consolidation Agreement, and this Note does not represent any additional principal indebtedness other than the principal indebtedness which is included or under any contingency may be secured by the Existing Notes. The Consolidation Agreement, as amended by (i) that
                                                                   -
certain Modification Agreement, dated as of May 30, 1990, (ii) that certain Note
                                                           --
and Mortgage Modification Agreement, dated as of July 23, 1992, and (iii) that
                                                                     ---
certain Note and Mortgage Modification and Spreader Agreement, dated as of December 29, 1995, and as further amended, modified or supplemented, from time to time, shall be referred to herein as the "Mortgage".

              The holder of this Note is entitled to the benefits of the security provided for in the Mortgage and to which reference is made for a description of the properties and rights included in such security, the nature of such security and the rights of the holder of this Note and the Maker in respect of such security. The holder of this Note may enforce the agreements of the Maker contained in the Mortgage and exercise the remedies provided for thereby or otherwise in respect thereof, all in accordance with the terms thereof.

              Upon not less than 30 nor more than 90 days' prior written notice to Payee, Maker may, at its option, prepay the entire (but not less than the entire) aggregate principal of this Note at the time outstanding, at the principal amount so prepaid, together with unpaid interest on this Note accrued to the date of such prepayment plus a premium equal to the greater of

             (i) the product obtained by multiplying (x) the difference
                                                      -
             obtained by subtracting from 8.911% the yield rate
              on United States Treasury Notes due on or about the maturity date of the Notes as such yield rate is reported in The Wall Street
                                                             ---------------
              Journal or other similar publication on the fifth business day
              -------
              preceding the prepayment date or, if no yield rate on United States Treasury Notes is obtainable, at the yield rate of the issue most closely equivalent to United States Treasury Notes, as determined by Payee in its reasonable discretion and (y) the
                                                                    -
              number of years and fraction thereof remaining from the prepayment date to the scheduled maturity date of this Note, and (z) the
                                                                     -
              amount of the prepaid principal balance; and

                  (ii) 1% of the amount of the prepaid principal balance.

              In addition, on October 1, 2002 and on any day thereafter, upon not less than 30 days' prior written notice, Maker may prepay the entire (but not less than the entire) aggregate principal of this Note at the time outstanding, at the principal amount so prepaid, together with unpaid interest on this Note accrued to the date fixed for such prepayment, without premium.

                                    Exhibit D
                                    ---------

                      Environmental Indemnity and Agreement
                      -------------------------------------